Exhibit 99.1
FOR IMMEDIATE RELEASE
Agilysys Enters into Rule 10b5-1 Plan to Facilitate Repurchase of up to 2,000,000 Shares
BOCA RATON, Fla. — September 14, 2007 — Agilysys, Inc. (Nasdaq: AGYS), a leading provider of innovative IT solutions, announced today it has entered into a Rule 10b5-1 Plan to facilitate the repurchase of up to 2,000,000 shares under the company’s currently authorized share repurchase program.
On August 21, 2007, the company announced a “Dutch Auction” self-tender offer for up to 6,000,000 common shares at a price not less than $16.25 nor greater than $18.50 per share. The tender offer is scheduled to expire at 5:00 p.m. EDT on Wednesday, September 19, 2007. In addition, as previously disclosed, the Board authorized the company to repurchase up to an additional 2,000,000 shares in the open market during the one-year period after the tender offer expires.
SEC rules prohibit the commencement of the open market repurchase program until at least 10 days after the termination of the tender offer. The company anticipates that the 10b5-1 Plan will be in place for one year following the expiration of the tender offer.
Forward-Looking Language
Portions of this release, particularly the statements made by management and those that are not historical facts, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current assumptions and expectations, and are subject to risks and uncertainties, many of which are beyond the control of Agilysys. Many factors could cause Agilysys actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in the Annual Report on Form 10-K or as may be described from time to time in Agilysys subsequent SEC filings.
Potential factors that could cause actual results to differ materially from those expressed or implied by such statements include, but are not limited to, those relating to Agilysys anticipated revenue gains, sales volume, margin improvements, cost savings, and new product introductions.
Other associated risks include geographic factors, political and economic risks, the actions of Agilysys competitors, changes in economic or industry conditions or in the markets served by Agilysys, and the ability to appropriately integrate acquisitions, strategic alliances, and joint ventures.
In addition, this release contains time-sensitive information and reflects management’s best analysis only as of the date of this release. Agilysys does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Information on the potential factors that could affect Agilysys actual results of operations is included in its filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended March 31, 2007. Interested persons can obtain it free at the Securities and Exchange Commission’s website, which is located at www.sec.gov.
Notwithstanding any statement in this press release to the contrary, the safe harbor protections of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with a tender offer.
About Agilysys, Inc.
Agilysys is a leading provider of innovative IT solutions to corporate and public-sector customers, with special expertise in select markets, including retail and hospitality. The company uses technology —

including hardware, software and services — to help customers resolve their most complicated IT needs. The company possesses expertise in enterprise architecture and high availability, infrastructure optimization, storage and resource management, identity management and business continuity; and provides industry-specific software, services and expertise to the retail and hospitality markets. Headquartered in Boca Raton, Fla., Agilysys operates extensively throughout North America, with additional sales offices in the United Kingdom and China. For more information, visit http://www.agilysys.com.

Analysts/Investor Contact:	Martin Ellis
Executive Vice President, Treasurer and Chief Financial Officer
Agilysys, Inc.
561-999-8780
martin.ellis@agilysys.com

Media Contact:	Julie Young
Director, Corporate Communications
Agilysys, Inc.
440-519-8160
julie.young@agilysys.com
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